SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

April 21, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNo.)

6701 Democracy Blvd., Suite 300 Bethesda, MD 20817 (Address of principal executive offices) (Zip Code)

(301) 315-9040 (Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

     On April 21, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of August.net Services, LLC (“August.net”), a Texas based internet service provider. We paid $1,730,000 of consideration, consisting of $1,200,000 in cash and $530,000 in promissory notes issued to the members of August.net. As a result of the acquisition, we acquired certain plant, equipment or other physical property that August.net used in its business and we intend to continue such use.

     A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7. Financial Statements and Exhibits.

     The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding membership interests of August.net no later than 60 days after the date that this report on Form 8-K must be filed.

(c)	Exhibits Furnished.

99.1	Agreement and Plan of Merger, dated as of April 21, 2004.

99.2	Press Release, dated April 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright

Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: April 29, 2004